Exhibit 32

CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of SunOpta Inc. (the "Company") on Form 10-Q for the quarter ended July 2, 2022 as filed with the Securities and Exchange Commission (the "Report"), I, Joseph D. Ennen, Chief Executive Officer of the Company, and I, Scott Huckins, Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, that to our knowledge:

1. The Reportfully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date:  August 11, 2022

/s/ Joseph D. Ennen
Joseph D. Ennen

Chief Executive Officer
SunOpta Inc.

/s/ Scott Huckins
Scott Huckins
Chief Financial Officer
SunOpta Inc.

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and should not be deemed to be filed under the Exchange Act by the Company or the certifying officer.